UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2009

Highbury Financial Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or jurisdiction)

000-51682	20-3187008
(Commission File No.)	(IRS Employer Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of principal
executive offices and zip code)

 (Registrant's telephone number, including area code): (303) 357-4802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

Exchange Agreement and Series B Preferred Stock

On August 10, 2009, Highbury Financial Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with the holders (the “Investors”) of Series B limited liability company interests (the “Series B LLC Units”) of Aston Asset Management LLC (“Aston”) and the persons named as management stockholders therein who own interests in certain of the Investors and are employees of Aston (the “Management Stockholders”).  Pursuant to the Exchange Agreement, the Investors sold all of their Series B LLC Units to the Company in exchange for shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) of the Company (the “Exchange Transaction”).  As a result of the transaction, Aston became a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Exchange Agreement, each holder of Series B LLC Units received in exchange for each Series B LLC Unit, 2.8571 shares of Series B Preferred Stock which resulted in an aggregate issuance of 1,000 shares of Series B Preferred Stock with a face value of $22.5 million.  Dividends are payable on the Series B Preferred Stock at the rate of 4.0% of face value per annum, payable quarterly, when, as and if declared by the Board of Directors of the Company (the “Board”).  Accrued but unpaid dividends are compounded annually at a rate of 4.0%.  The holders of Series B Preferred Stock participate in any special dividends declared on the common stock of the Company (“Common Stock”) on an as converted basis, with any such dividends reducing the 4% dividend payable on the Series B Preferred Stock with respect to the quarter in which the special dividend is paid.  While any dividends remain unpaid, the Company may not make any purchases of its securities or make any dividend payments with respect to any of its equity securities.  If dividends are not paid for two consecutive quarters, until such time as all dividends are paid in full by the Company, the dividend rate increases from 4% to 8% per annum, and further increases by 2% per annum for each consecutive fiscal quarter thereafter in which the Company fails to pay the entire dividend payment that is due, up to a maximum of 16% per annum.  In addition, if dividends are not paid for four consecutive quarters, (i) the Series B Preferred Stock shall be immediately convertible into Common Stock at the option of the holder at the conversion ratio described below and all transfer restrictions on the Common Stock set forth in the Investor Rights Agreement described below shall terminate and (ii) the Series B Preferred Stock shall have the right, voting as a separate class, to elect 40% of the directors on the Board.

Holders of the Series B Preferred Stock have the right to elect a number of directors equal to 25% of the total number of the Company’s directors. The right to elect 25% of the directors will be reduced to the right to elect one director if 50% of the shares of Series B Preferred Stock are converted into Common Stock or redeemed and will be eliminated if 70% of the shares of Series B Preferred Stock are converted into Common Stock or redeemed.  In addition, without the consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, until 50% of the shares of Series B Preferred Stock are converted into Common Stock or redeemed, the Board may not be increased or decreased to a number not evenly divisible by four.  The holders of Series B Preferred Stock, voting on an as-converted basis with the Common Stock and not as a separate class, shall be entitled, in the aggregate, to 25% of the votes (which percentage shall be reduced by conversion of such shares into Common Stock or the issuance of additional shares of Common Stock) on a merger, sale of all or substantially all of the assts, dissolution or charter amendment.

The Company has the right to redeem the Series B Preferred Stock, in whole but not in part, in the event that the last sale price for the Common Stock of the Company exceeds $8.50 per share for any 20 trading days in a 30-trading day period at a redemption price equal to the face value plus any accrued but unpaid dividends (the “Price Redemption Option”).  The Company may also redeem shares of Series B Preferred Stock from a holder for a period of 120 days following the termination of such holder’s employment with Aston at a redemption price ranging from $1.00 to Future Fair Value (as defined below) depending on the time and reason for such termination of employment.

Holders of Series B Preferred Stock may require the Company to redeem their shares of Series B Preferred Stock upon a change of control of the Company at a redemption price per share equal to accrued and unpaid dividends plus the greater of the face value of such preferred stock or the product of (i) five; (ii) annualized cash flow of Aston; and (iii) 35% (which represents the minority interest in Aston acquired by the Company in the transaction); divided by the number of shares of the new preferred stock originally issued (the “Future Fair Value”).

Each share of Series B Preferred Stock is initially convertible into 4,500 shares of the Common Stock upon certain events described below, which reflects an initial conversion price of $5.00, subject to customary anti-dilution adjustments.  The holders of Series B Preferred Stock may elect to convert the Series B Preferred Stock into Common Stock (i) if the Company elects to exercise the Price Redemption Option, (ii) upon a liquidation of the Company, including a sale of substantially all of the assets of the Company, (iii) a change of control of the Company, (iv) upon the termination or other relinquishment of asset management contracts, in a single transaction or series of related transactions, which contracts represented more than 50% of Aston’s aggregate revenues for the twelve month period preceding such transaction or series of related transactions and (v) upon the termination of employment of such holder of Series B Preferred Stock as a result of death, permanent incapacity, termination without cause or retirement.  In addition, during the 12-month period commencing April 20, 2011, and during each 12-month period commencing on each April 20 thereafter (each an “Applicable Period”), each holder of Series B Preferred (collectively with its permitted transferees) has the right, in his or her sole discretion, to convert up to 10% of the aggregate number of shares of Series B Preferred Stock initially granted to such person in the Exchange Transaction into Common Stock (the “Optional Limited Conversion”).  However, the aggregate amount of Series B Preferred Stock converted by any holder (collectively with its permitted transferees) pursuant to the Optional Limited Conversion may not exceed 50% of the aggregate number of shares of Series B Preferred Stock initially issued to such person in the Exchange Transaction.  In addition, the aggregate number of shares  of Series B Preferred converted by all holders of Series B Preferred during any Applicable Period may not exceed 5% of the aggregate number of shares of Series B Preferred initially issued in the Exchange Transaction.

The Company has the option to cause each holder of Series B Preferred Stock to convert his shares into Common Stock immediately prior to merger by the Company with or into another entity or a sale of all or substantially all of the assets of the Company and cause such holders to participate in the sale event on the same terms and conditions as holders of Common Stock.

The Exchange Agreement contains representations of each of the Investors relating to, among other things, (a) proper corporate organization and similar corporate matters; (b) investment intent and accredited investor status; (c) the authorization, performance and enforceability of the Exchange Agreement and related transaction documents and (d) title to the Series B LLC Units.  The Exchange Agreement also contains representations of the Company relating to, among other things, (a) proper corporate organization and similar corporate matters; (b) capitalization of the Company; (c) the authorization, performance and enforceability of the Exchange Agreement and related transaction documents (d) valid issuance of the Series B Preferred Stock, (e) knowledge of the business and operations of Aston and (f) accuracy of reports of the Company filed with the Securities and Exchange Commission.

The Exchange Agreement also contains non-competition and non-solicitation  covenants for all Investors and Management Stockholders during the period a Management Stockholder is employed by Aston and for a period of one to two years following the termination of employment of such Management Stockholder with Aston.  The Exchange Agreement also contains customary confidentiality and non-disclosure covenants.  The non-competition, non-solicitation and non-disclosure covenants contained in the Exchange Agreement are the same as the covenants in Aston’s limited liability company agreement to which the Investors were bound as holders of Series B LLC Units.

Pursuant to the Exchange Agreement, the Company agreed to indemnify each of the Investors and Management Stockholders from and against any claims challenging the authority of the Company to enter into, or otherwise seeking to invalidate, the transactions contemplated by the Exchange Agreement.  The Company also agreed to pay any expenses of the Investors and Management Stockholders relating to filings required by such persons with the Securities and Exchange Commission as a result of the transactions contemplated by the Exchange Agreement and permitted the Management Stockholders to pay their expenses related to the transactions from the Operating Allocation (as described below) for the business.

In connection with the closing of the Exchange Transaction, Aston distributed $790,000 to the Management Stockholders, as holders of Series B LLC Units, as a return of capital.

Investor Rights Agreement

As part of the transaction, the Company entered into an Investor Rights Agreement with the Investors and the Management Stockholders which provides each of the Investors with certain registration rights for shares of Common Stock issued upon conversion of the Series B Preferred Stock, including three demand registration rights and unlimited piggy-back registration rights.  In addition, each of the Investors agreed that (i) Series B Preferred Stock may not be transferred except to immediate family members; by will or the laws of decent and distribution; or with the consent of the Company and (ii) shares of Common Stock issuable upon conversion of the Series B Preferred Stock are subject, in limited circumstances, to a right of first offer in favor of the Company.

Management Agreement

In addition, the Company entered into a Management Agreement with each of the Management Stockholders and Aston which delegates certain powers to a management committee composed initially of Management Stockholders (the “Management Committee”) to operate the business of Aston.  Pursuant to the Management Agreement, 72% of the revenues (the “Operating Allocation”) of Aston shall be allocated by the Management Committee for use by management of Aston to pay the operating expenses of Aston, including salaries and bonuses.  The remaining 28% of revenues (the “Owners Allocation”) of Aston is paid to the Company as the owner of the business.  The Company’s contractual share of revenues has priority over any payment of the Operating Allocation.  Any reduction in revenues to be paid to the Company as a result of expenses exceeding the Operating Allocation is required to be paid to the Company out of future Operating Allocation before any compensation may be paid to the Management Stockholders.

Second Amended and Restated Limited Liability Company Agreement

The Amended and Restated Limited Liability Company Agreement of Aston was amended and restated to provide for a single member managed limited liability company due to the fact that following the Exchange Transaction, Aston is a wholly owned subsidiary of the Company.

The description of each of the Exchange Agreement, the Certificate of Designation of the Series B Preferred Stock, the Investor Rights Agreement of the Management Agreement and the Second Amended and Restated Limited Liability Company Agreement of Aston does not purport to be complete and is qualified in its entirety by the terms of conditions of such agreements, a copy of each such agreement attached hereto as an exhibit and incorporated herein by reference.

Item 3.02             Unregistered Sales of Equity Securities

(a)           On August 10, 2009, the Company issued 1,000 shares of Series B Preferred Stock pursuant to the Exchange Agreement.  The shares of Series B Preferred Stock were issued in a private placement exempt from registration under the Securities Act of 1933, as amended.  The information required in this item with respect to the Series B Preferred Stock was provided in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

Item 3.03             Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the transactions contemplated by the Exchange Agreement, the Company filed a Certificate of Designation of Series B Convertible Preferred Stock with the Secretary of State of Delaware on August 10, 2009.  See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement” for a more complete description of the rights and preferences of the Series B  Preferred Stock.  A copy of the Certificate of Designation of Series B Convertible Preferred Stock is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing description of the Certificate of Designation for the Series B Preferred Stock is qualified in its entirety by reference to the full text thereof.

Item 7.01             Regulation FD Disclosure

An Investor Presentation prepared by the Company describing certain of the terms of the Exchange Transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01             Other Events.

On August 10, 2009, the Company issued a press release announcing the closing of the transactions contemplated by the Exchange Agreement. A copy of the press release is attached as Exhibit 99.2 and incorporated by reference herein.

Item 9.01             Financial Statements and Exhibits.

              (d)           Exhibits

3.1           Certificate of Designation of Series B Convertible Preferred Stock.

10.1         Exchange Agreement, dated as of August 10, 2009, among Highbury Financial Inc., the management stockholders named therein and the investors named therein.

10.2         Investor Rights Agreement, dated as of August 10, 2009, among Highbury Financial Inc., the management stockholders named therein and the investors named therein.

10.3         Management Agreement, dated as of August 10, 2009, among Highbury Financial Inc., Aston Asset Management LLC and the management stockholders named therein.

10.4         Second Amended and Restated Limited Liability Company Agreement of Aston Asset Management LLC, dated August 10, 2009.

99.1         Investor Presentation.

99.2         Press Release dated August 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2009

By:	/s/ Richard S. Foote
Name:	Richard S. Foote
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of Series B Convertible Preferred Stock.

10.1	Exchange Agreement, dated as of August 10, 2009, among Highbury Financial Inc., the management stockholders named therein and the investors named therein.

10.2	Investor Rights Agreement, dated as of August 10, 2009, among Highbury Financial Inc., the management stockholders named therein and the investors named therein.

10.3	Management Agreement, dated as of August 10, 2009, among Highbury Financial Inc., Aston Asset Management LLC and the management stockholders named therein.

10.4	Second Amended and Restated Limited Liability Company Agreement of Aston Asset Management LLC, dated August 10, 2009.

99.1	Investor Presentation.

99.2	Press Release dated August 10, 2009.